Exhibit 31.4
CERTIFICATION PURSUANT TO RULE 13a-14(a) OR 15d-14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
AS ADOPTED PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002
I, Axel André, certify that:
1.I have reviewed Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of American Equity Investment Life Holding Company for the fiscal year-ended December 31, 2023; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2024

/s/ Axel André
Axel André
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)